Exhibit 99.1

FOR IMMEDIATE RELEASE

STARZ REPORTS THIRD QUARTER 2014
FINANCIAL RESULTS

Englewood, Colo. - October 30, 2014 - Starz (NASDAQ: STRZA, STRZB) today reported third quarter 2014 results. Highlights include (1):

•	Starz Networks reported revenue of $327.2 million, up 2%, Adjusted OIBDA(2) of $109.9 million, up 3% and operating income of $99.2 million, up 4%

•	Reported consolidated revenue of $408.2 million, Adjusted OIBDA(2) of $109.8 million, operating income of $97.3 million and fully diluted earnings per share of $0.51

•	Increased STARZ subscriptions by 500,000 since September 30, 2013 to a new high of 22.5 million

•	Repurchased $93.6 million or 3.0 million shares from August 1, 2014 to October 31, 2014; since trading began on January 14, 2013, Starz has repurchased 16.7% of its outstanding shares

•	STARZ PLAY SVOD service to be launched in select emerging international markets

•	STARZ Original series “Outlander” completed first half of book one to strong and growing viewership

•	STARZ critically-acclaimed Original series “Survivor’s Remorse” renewed for a second season

•	STARZ PLAY launched on Xbox One, remains only U.S. premium pay TV service on gaming/TV platform; ENCORE PLAY/MOVIEPLEX PLAY expected to launch on Xbox One by year-end 2014

“Our business continued to perform nicely in the third quarter as Starz Networks reported solid revenue, earnings growth and we reached a new high in STARZ subscriptions of 22.5 million,” said Starz CEO, Chris Albrecht. “We are pleased with the traction of our original programs. ‘Outlander’ had a strong debut, viewership for ‘Power’ finished up with great momentum and grew its viewership throughout the first season, and ‘Survivor’s Remorse’ continues to receive significant critical acclaim. We are very enthusiastic about our 2015 slate of original programming, which is the deepest to-date and launches with the second season of ‘Black Sails’ in January. As demand for our content increases worldwide, we are providing subscribers multiple options. Recently, we confirmed details of a new partnership to offer STARZ PLAY as a direct-to-consumer streaming SVOD service in select international markets and featuring STARZ Original series.”

Starz Networks (Q3 2014 as compared to Q3 2013)
Revenue in Q3 2014 increased 2% to $327.2 million and Adjusted OIBDA(2) increased 3% to $109.9 million, compared to Q3 2013. Revenue increased primarily as a result of rate increases from various distributors. Adjusted OIBDA increased due to the increase in revenue and lower programming costs partially offset by higher original series related advertising costs. Operating income increased 4% to $99.2 million. Cash paid for investment in films and television programs increased $14.4 million to $57.5 million due to a greater number of original series in production.

Starz Distribution (Q3 2014 as compared to Q3 2013)
Revenue decreased $44.0 million to $73.5 million in large part as a result of no significant new releases from The Weinstein Company or of any STARZ Original series. Adjusted OIBDA(2) decreased $6.7 million to $0.6 million primarily as a result of the lower revenue partially offset by a corresponding decrease in production and acquisition costs. Operating income decreased $6.6 million to a loss of $0.4 million. Cash paid for investment in films and television programs decreased $35.3 million to $29.4 million due to timing of payments for previously released Weinstein titles.

Share Repurchases
From August 1, 2014 through October 31, 2014, 3.0 million shares of Series A common stock (NASDAQ: STRZA) were purchased at an average cost per share of $31.04 for total cash consideration of $93.6 million. Since trading began on January 14, 2013, Starz has repurchased 20.3 million shares at an average cost per share of $27.24 for aggregate cash consideration of $552.7 million. These repurchases represent 16.7% of the shares outstanding as of January 14, 2013. Starz currently has $247.3 million remaining under its share repurchase authorization. Under the share repurchase program, Starz may acquire its common stock, from time to time through open market transactions and privately negotiated transactions.

FOOTNOTES

(1)
Starz CEO, Christopher Albrecht, will discuss these highlights and other matters during the Starz earnings conference call which will begin at 1:00 p.m. (ET) on October 30, 2014. For information regarding how to access the call, please see “Important Notice” later in this document.

(2)	For a definition of Adjusted OIBDA and applicable reconciliations see Non-GAAP Financial Measures and Schedule 1 below.

NOTES

•	Unless otherwise noted, the foregoing discussion compares financial information for the three months ended September 30, 2014 to the same period in 2013.

SUPPLEMENTAL INFORMATION
As a supplement to Starz’s condensed consolidated statements of operations, included in its Form 10-Q, the following is a presentation of quarterly financial information and operating metrics for the periods indicated.

Please see the definition of Adjusted OIBDA below and a discussion of why management believes the presentation of Adjusted OIBDA provides useful information for investors. Schedule 1 to this press release provides a reconciliation of Adjusted OIBDA to operating income for the same periods, as determined under GAAP.

QUARTERLY SUMMARY

(amounts in millions, except per share data)	3Q13	4Q13	1Q14	2Q14	3Q14
Starz Networks	$319.8	$322.0	$324.0	$328.2	$327.2
Starz Distribution (1)	117.5	83.8	87.3	75.1	73.5
Starz Animation	8.7	9.7	8.9	7.2	7.9
Eliminations	—	(0.8)	(0.2)	(0.4)	(0.4)
Revenue	$446.0	$414.7	$420.0	$410.1	$408.2

Starz Networks	$106.5	$118.8	$114.0	$121.8	$109.9
Starz Distribution	7.3	(0.5)	12.7	(3.8)	0.6
Starz Animation	(0.5)	(0.7)	(0.6)	(0.8)	(0.7)
Eliminations	0.3	(0.4)	0.1	0.2	—
Adjusted OIBDA	$113.6	$117.2	$126.2	$117.4	$109.8

Operating income	$100.7	$103.4	$113.5	$104.8	$97.3
Net income	$53.1	$72.5	$66.8	$69.0	$55.8
Earnings per share (diluted)	$0.43	$0.62	$0.56	$0.62	$0.51

Starz Networks	$43.1	$31.0	$55.5	$60.1	$57.5
Starz Distribution	64.7	62.0	24.0	40.9	29.4
Total IFT (2)	$107.8	$93.0	$79.5	$101.0	$86.9

Subscription units - STARZ	22.0	22.2	21.9	22.0	22.5
Subscription units - ENCORE	35.0	34.9	34.4	33.9	33.7
Total subscription units	57.0	57.1	56.3	55.9	56.2

(1) Includes the following home video net sales	$65.7	54.7	56.7	38.1	$43.4

(2) Cash paid for investment in films and television programs

CASH AND DEBT
The following presentation is provided to separately identify cash and debt information.

(amounts in millions)	9/30/2013	12/31/2013	3/31/2014	6/30/2014	9/30/2014
Cash	$30.6	$25.7	$17.9	$12.9	$45.6

Debt:
Revolving credit facility	$309.5	$306.5	$326.5	$365.0	$442.0
5% senior notes	678.1	678.0	677.9	677.8	677.6
Transponder capital lease	31.7	30.6	29.6	28.5	27.4
Building capital lease	44.5	44.3	44.1	44.0	43.9
Total debt	$1,063.8	$1,059.4	$1,078.1	$1,115.3	$1,190.9

NON-GAAP FINANCIAL MEASURES

This press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, together with a reconciliation to operating income, as determined under GAAP. We define Adjusted OIBDA as revenue less programming costs, production and acquisition costs, home video cost of sales, operating expenses, and selling, general and administrative expenses. Our chief operating decision maker uses this measure of performance in conjunction with other measures to evaluate our operating segments’ performance and make decisions about allocating resources among our operating segments. We believe that Adjusted OIBDA is an important indicator of the operational strength and performance of our operating segments, including each operating segment’s ability to assist in servicing our debt and to fund investments in films and television programs. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between operating segments and identify strategies to improve performance. This measure of performance excludes stock compensation and depreciation and amortization that are included in the measurement of operating income pursuant to GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, income before income taxes, net income, net cash provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Please see Schedule 1 below for the applicable reconciliation.

SCHEDULE 1

The following table provides a reconciliation of Adjusted OIBDA for Starz Consolidated, Starz Networks and Starz Distribution to operating income calculated in accordance with GAAP for the three months ended September 30, 2013, December 31, 2013, March 31, 2014, June 30, 2014 and September 30, 2014, respectively.

Starz Consolidated
(amounts in millions)	3Q13	4Q13	1Q14	2Q14	3Q14
Adjusted OIBDA	$113.6	$117.2	$126.2	$117.4	$109.8
Stock compensation	(8.8)	(9.3)	(7.8)	(7.5)	(7.6)
Depreciation and amortization	(4.1)	(4.5)	(4.9)	(5.1)	(4.9)
Operating income	$100.7	$103.4	$113.5	$104.8	$97.3

Starz Networks
(amounts in millions)	3Q13	4Q13	1Q14	2Q14	3Q14
Adjusted OIBDA	$106.5	$118.8	$114.0	$121.8	$109.9
Stock compensation	(8.3)	(8.6)	(6.8)	(6.8)	(6.8)
Depreciation and amortization	(3.0)	(3.4)	(3.9)	(3.8)	(3.9)
Operating income	$95.2	$106.8	$103.3	$111.2	$99.2

Starz Distribution
(amounts in millions)	3Q13	4Q13	1Q14	2Q14	3Q14
Adjusted OIBDA	$7.3	$(0.5)	$12.7	$(3.8)	$0.6
Stock compensation	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)
Depreciation and amortization	(0.7)	(0.7)	(0.6)	(0.9)	(0.6)
Operating income	$6.1	$(1.7)	$11.6	$(5.2)	$(0.5)

Starz
Consolidated Balance Sheets
(Amounts in millions, except share and per share amounts)
(Unaudited)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$45.6	$25.7
Restricted cash	—	30.1
Trade accounts receivable, net of allowances of $29.5 and $32.8	236.7	247.1
Program rights, net	316.6	271.8
Deferred income taxes	0.5	0.5
Other current assets	43.4	63.8
Total current assets	642.8	639.0
Program rights	322.8	333.2
Investment in films and television programs, net	218.8	194.6
Property and equipment, net of accumulated depreciation of $119.3 and $106.4	88.6	95.7
Deferred income taxes	33.6	18.5
Goodwill	131.8	131.8
Other assets, net	61.5	37.2
Total assets	$1,499.9	$1,450.0

Liabilities and Equity
Current liabilities:
Current portion of debt	$5.2	$4.9
Trade accounts payable	5.6	7.3
Accrued liabilities	244.7	297.8
Deferred revenue	4.2	16.6
Total current liabilities	259.7	326.6
Debt	1,185.7	1,054.5
Other liabilities	8.0	14.2
Total liabilities	1,453.4	1,395.3
Stockholders' equity:
Preferred stock, $.01 par value. Authorized 50,000,000 shares; no shares issued	—	—
Series A common stock, $.01 par value. Authorized 2,000,000,000 shares; issued and outstanding 94,504,585 and 101,130,964 shares at September 30, 2014 and December 31, 2013, respectively	0.9	1.0
Series B common stock, $.01 par value. Authorized 75,000,000 shares; issued and outstanding 9,872,724 and 9,875,737 shares at September 30, 2014 and December 31, 2013, respectively	0.1	0.1
Additional paid-in capital	111.0	310.6
Accumulated other comprehensive loss, net of taxes	(4.4)	(4.3)
Accumulated deficit	(54.2)	(245.5)
Total stockholders' equity	53.4	61.9
Noncontrolling interests in subsidiaries	(6.9)	(7.2)
Total equity	46.5	54.7
Commitments and contingencies
Total liabilities and equity	$1,499.9	$1,450.0

Starz
Consolidated Statements of Operations
(Amounts in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue:
Programming networks and other services	$364.8	$380.3	$1,100.1	$1,120.9
Home video net sales	43.4	65.7	138.2	241.9
Total revenue	408.2	446.0	1,238.3	1,362.8

Costs and expenses:
Programming (including amortization)	155.5	166.1	470.1	477.4
Production and acquisition (including amortization)	36.0	67.9	126.8	221.0
Home video cost of sales	18.9	21.4	41.6	51.6
Operating	13.6	13.8	40.2	38.9
Selling, general and administrative	74.4	63.2	206.2	214.2
Stock compensation	7.6	8.8	22.9	25.1
Depreciation and amortization	4.9	4.1	14.9	12.9
Total costs and expenses	310.9	345.3	922.7	1,041.1

Operating income	97.3	100.7	315.6	321.7

Other income (expense):
Interest expense, net of amounts capitalized	(11.4)	(11.6)	(34.7)	(33.2)
Other income (expense), net	(1.5)	0.2	10.0	(1.8)
Income before income taxes	84.4	89.3	290.9	286.7

Income tax expense	(28.6)	(36.2)	(99.3)	(109.4)

Net income	55.8	53.1	191.6	177.3

Net loss (income) attributable to noncontrolling interests	0.5	(0.9)	(0.3)	(3.3)

Net income attributable to stockholders	$56.3	$52.2	$191.3	$174.0

Basic net income per common share	$0.54	$0.46	$1.79	$1.48
Diluted net income per common share	$0.51	$0.43	$1.69	$1.42
Weighted average number of common shares outstanding:
Basic	104.7	114.6	106.6	117.6
Diluted	111.1	120.5	113.1	122.6

Starz
Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Operating activities:
Net income	$191.6	$177.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14.9	12.9
Amortization of program rights	438.4	442.8
Program rights payments	(348.0)	(323.2)
Amortization of investment in films and television programs	94.7	172.9
Investment in films and television programs	(267.4)	(209.4)
Stock compensation	22.9	25.1
Payments of long term incentive plan	—	(3.2)
Deferred income taxes	(15.1)	2.8
Other non-operating and non-cash items	(8.0)	9.7
Changes in assets and liabilities:
Current and other assets	32.5	(67.4)
Due to affiliate	—	(39.5)
Payables and other liabilities	(49.3)	(10.8)
Net cash provided by operating activities	107.2	190.0

Investing activities:
Purchases of property and equipment	(5.9)	(6.2)
Cash received from equity investee	10.7	—
Net cash provided by (used in) investing activities	4.8	(6.2)

Financing activities:
Borrowings of debt	366.5	1,081.0
Payments of debt	(234.6)	(601.5)
Debt issuance costs	—	(2.3)
Exercise of stock options	4.5	—
Minimum withholding of taxes related to stock compensation	(10.9)	(3.0)
Excess tax benefit from stock compensation	9.0	2.1
Repurchases of common stock	(226.6)	(179.2)
Distributions to Old LMC	—	(1,200.0)
Net cash used in financing activities	(92.1)	(902.9)

Effect of exchange rate changes on cash and cash equivalents	—	(0.1)

Net increase (decrease) in cash and cash equivalents	19.9	(719.2)
Cash and cash equivalents:
Beginning of period	25.7	749.8
End of period	$45.6	$30.6

IMPORTANT NOTICE

•
Starz (NASDAQ: STRZA, STRZB) CEO, Chris Albrecht will discuss Starz’s financial performance, and may discuss future opportunities in a conference call which will begin at 1:00 p.m. (ET) on October 30, 2014. The call can be accessed by dialing (888) 286-2317 or (719) 325-2252 with the passcode 7563559# at least 10 minutes prior to the start time. Replays of the conference call can be accessed through 4:00 p.m. (ET) on November 7, 2014, by dialing (888) 203-1112 or (719) 457-0820 plus the passcode 7563559#. The call will also be broadcast live via the Internet and archived on our website. To access the webcast go to http://ir.starz.com/events.cfm. Links to this press release will also be available on the Starz website.

•
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, new service and product launches including original content programming, new distribution platforms for our programming, the continuation of our stock repurchase plans, international expansion opportunities and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, market acceptance of new products or services, the timely launch of our original programming, the cooperation of our distributors in marketing our services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Starz, changes in law and market conditions conducive to stock repurchases and the ability to enter into transactions for international expansion. These forward-looking statements speak only as of the date of this press release, and Starz expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Starz’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Starz, including the most recent Forms 10-K and 10-Q, for additional information about Starz and about the risks and uncertainties related to Starz’s business which may affect the statements made in this press release.

About Starz
Starz (NASDAQ: STRZA, STRZB) is a leading integrated global media and entertainment company with operating units that provide premium subscription video programming on domestic U.S. pay television channels (Starz Networks), global content distribution (Starz Distribution) and animated television and movie production (Starz Animation), www.starz.com.

Starz Networks is a leading provider of premium subscription video programming through the flagship STARZ® and ENCORE® pay TV networks which showcase premium original programming and movies to U.S. multichannel video distributors, including cable operators, satellite television providers, and telecommunications companies. As of September 30, 2014, STARZ and ENCORE serve a combined 56.2 million subscribers, including 22.5 million at STARZ, and 33.7 million at ENCORE, making them the largest pair of premium flagship channels in the U.S. STARZ® and ENCORE®, along with Starz Networks’ third network MOVIEPLEX®, air more than 1,000 movies monthly across 17 linear networks, complemented by On Demand and authenticated online offerings through STARZ PLAY, ENCORE PLAY, and MOVIEPLEX PLAY. Starz Distribution develops, produces and acquires entertainment content, distributing it to consumers globally on DVD, digital formats and traditional television. Starz Distribution’s home video, digital media and worldwide distribution business units distribute original programming content produced by Starz, as well as entertainment content for itself and third parties. Starz Animation produces animated TV and movie content for studios, networks, distributors and audiences worldwide.

###

Contacts:

Courtnee Ulrich	Theano Apostolou
Investor Relations	Corporate Communications
(720) 875-5420	(424) 204-4052
courtnee.ulrich@starz.com	theano@starz.com